EXHIBIT 99.1


[APOLLO GOLD LOGO]                                                  NEWS RELEASE
                                                                    APG: TSX
                                                                    AGT: AMEX


                               APOLLO GOLD REPORTS
                           FIRST QUARTER 2004 RESULTS


DENVER, COLORADO May 12, 2004 - Apollo Gold Corporation ("Apollo" or the "Company") (APG:TSX, AGT:AMEX) today reported a net loss of $1.0 million or $0.01 per share for the first quarter 2004 compared to the net loss of $0.8 million or $0.02 per share for the first quarter 2003.

A conference call with senior management is scheduled for Thursday, May 13th at 4:15 (EST) to discuss the 2004 first quarter results. Please join us by calling 1-800-240-8621 and use reference number 580159 to join the call.


      FIRST QUARTER HIGHLIGHTS

  o Production of 33,170 ounces of gold at a total cash cost of $302 per ounce.

  o Announced gold reserves of 1.9 million ounces, a 105% increase when compared to 2003.

  o Continued development at Black Fox and commenced underground drilling in March 2004.

  o   Permitting of Standard Mine advanced to final stage.

  o   Negotiated acquisition of Huizopa land position in Mexico.

R. David Russell, President and CEO of the Company said "The first quarter loss was in line with our expectations as we anticipated that it would be a period of continued development at our Florida Canyon and Montana Tunnels mines. I am pleased with the operational improvements at both these mines which were unfortunately offset by lower than expected grades at Florida Canyon and the continued restrictions on mining higher grade areas at Montana Tunnels. We are currently concentrating on finishing the stripping of the west wall at Montana Tunnels, which is due for completion in the third quarter of this year. Development at our Black Fox project continues on schedule and we are looking forward to the completion of 2004's drill program and the feasibility study. Construction will commence in the second quarter of our first new mine, the Standard Mine in Nevada. Finally, I would mention that all of our exploration team, led by Dick Nanna, are excited by the future prospects for our new acquisition, Huizopa in Mexico, where the exploration program is expected to start, in the second quarter 2004."

CONSOLIDATED FINANCIAL RESULTS SUMMARY

(All dollars in US, 000's unless otherwise stated)

                                                  Three Months Ended
                                                  ------------------
                                                  March 31, 2004        March 31, 2003
                                                  --------------        --------------
Net earnings/(loss)                                $(993)               $(772)
Operating cash flow, before working capital          633                 1,070

Net Earnings (loss) per share undiluted            $(0.01)               (0.02)
Net loss per share - diluted                        (0.01)               (0.01)

Operating cash flow per share-undiluted              0.01                 0.02
Operating cash flow per share diluted                0.01                 0.02

Undiluted shares (average)                           74,656,540           47,301,752
Diluted shares at end of quarter                     87,656,974           62,499,763

Gold ounces sold                                     $33,170              $25,057
Total cash costs per ounce  (1)                      $302                 $231

Average realized gold price per ounce                $383.14              $349.33
Gold spot price per ounce (US$/oz)(2)                $408.44              $352.13

(1) Total cash cost is a non GAAP financial measure, defined below.
(2) Average gold price as per London PM fix.

Revenues for the first quarter 2004 were $20.1 million compared with revenues for first quarter 2003 of $8.8 million. Depreciation and amortization in the quarter was $1.3 million (2003 first quarter $1.3 million), corporate expenses $1.8 million, (2003 first quarter $1.6 million) and exploration expenses $0.1 million, (2003 first quarter $1.0 million), giving the overall loss for the first quarter 2004 of $1.0 million, (2003 first quarter loss of $0.8 million).

GOLD SALES AND PRODUCTION COSTS
During the first quarter 2004 Apollo achieved an average realized price per ounce of gold of $383 compared to $349 per ounce in the same quarter 2003.

                                                     Three Months Ended March 31,

                                                           2004           2003
                                                           -----          ----
      Average sales price per ounce of gold               $ 408          $ 349
      Loss on hedge position                                (25)
                                                            ----           ---
Average realized price per ounce gold sold                  383            349

TOTAL PRODUCTION COSTS PER OUNCE GOLD
Cash operating costs                                      $ 284          $ 214
Royalties and mining taxes                                   18             17
                                                             --             --
TOTAL CASH COSTS                                            302            231
Depreciation, amortization and accretion                     39             82
                                                             --             --


---------------------------------------------------------------------------  2
                 4601 DTC BLVD., SUITE 750   DENVER   CO   80237
                         720.886.9656   FAX 720.482.0957

TOTAL PRODUCTION COSTS                                      341            313

The above cash operating, total cash and total production costs are non-GAAP financial measures and are used by management to assess performance of individual operations as well as a comparison to other gold producers.

The term "cash operating costs" is used on a per ounce of gold basis. Cash operating costs per ounce is equivalent to direct operating expense, less production royalties and mining taxes but includes by-product credits for payable silver, lead and zinc. We have included cash operating costs information to provide investors with information about the cost structure of our mining operations.

The term "total cash costs" is inclusive of the above with the addition of production royalties and mining taxes.

The term "total production costs" includes all total cash operating costs with the addition of the non-cash portion of the costs including depreciation and amortization.

This information differs from measures of performance determined in accordance with generally accepted accounting principles (GAAP) in Canada and the United States and should not be considered in isolation or a substitute for measures of performance prepared in accordance with GAAP. These measures are not necessarily indicative of operating profit or cash flow from operations as determined under GAAP and may not be comparable to similarly titled measures of other companies.


OPERATIONAL REVIEW

Gold production for the quarter was 33,170 ounces compared to 25,057 ounces in the same period 2003. Total cash costs for the three month period ended March 31, 2004 was $302 per ounce, compared to $231 per ounce in the first quarter 2003 and $289 per ounce for the year 2003.

FLORIDA CANYON - NEVADA

Gold production at Florida Canyon was 22,387 ounces in the first quarter of 2004 at a total cash cost of $314 per ounce compared to 25,057 ounces at $231 per ounce in the same period 2003. Total tons mined in the quarter were as expected at 6,400,000 tons, of which 1,193,000 tons was ore and 416,000 tons run of mine
(ROM) low grade. Ounces of gold delivered to the leach pads at 29,000 ounces were however 27% lower than anticipated due to a lower than expected grade of crushed ore at 0.02 ounce per ton. The lower grade was a direct result of the abandonment of the switchback step out bench where higher grade ore was anticipated, plus lower tonnes of ROM low grade being available in the quarter. Mining costs per ton for the first quarter were better than planned at $0.65, being $0.17 lower than budgeted, crushing costs at $0.91 per ton


---------------------------------------------------------------------------  3
                 4601 DTC BLVD., SUITE 750   DENVER   CO   80237
                         720.886.9656   FAX 720.482.0957
crushed were $0.03 lower than planned. Florida Canyon is forecast to produce approximately 106,000 ounces of gold during 2004 at a total cash cost of approximately $290 per ounce.

Production - Florida Canyon

                                       1st Qtr 2004          1st Qtr 2003
                                       ------------          ------------
Gold produced (oz)                       22,387                25,057
Total cash costs (US$/oz)               $314                  $231
Total production cost (US$/oz)          $346                  $313

MONTANA TUNNELS - MONTANA

Gold production at Montana Tunnels was 10,783 ounces in the first quarter of 2004 at a total cash cost of $278 per ounce. No comparatives are available for the 1st quarter 2003 as the mine only re-commenced production in April 2003.

                                          1st Qtr 2004
                                          ------------
Gold produced (oz)                          10,783
Total cash costs (US$/oz)                  $278
Total production cost (US$/oz)             $332


In addition to the gold production the mine also produced 9.0 million pounds of zinc, 3.1 million pounds of lead and 118,758 ounces of silver in concentrates. By-product revenues from these metal sales are credited against gold production costs.

During the quarter 8,932,000 tonnes was mined at a cost of $0.70 per ton, of which 1,249,000 was ore. The stripping capital project continued on the South L pit and is scheduled to be completed in the third quarter 2004.

Milling production 1st quarter 2004 statistics:
                         Actual
Milled tons           1,109,000 tons

Grade Au              0.0131      oz/ton
Grade Ag              0.1727      oz/ton
Grade Pb              0.1867%
Grade Zn              0.5927%

Work continues on enhancing the crushing circuit and the crushed tons per hour improved by 50 tons to an average of 579 tons for the first quarter 2004. Although this is a 9% improvement in throughput, work continues and further improvements can be expected in the second period. Milled tonnage at 1,109,000 was 10% lower than planned.

In 2004 the Company still expects to produce approximately 60,000 ounces of gold at a total


---------------------------------------------------------------------------  4
                 4601 DTC BLVD., SUITE 750   DENVER   CO   80237
                         720.886.9656   FAX 720.482.0957
cash cost of less than $265 per ounce assuming current by- product metal prices.

DEVELOPMENT PROJECTS

STANDARD MINE - NEVADA

Progress on the development and permitting of the mine continued throughout the first quarter 2004 with a review by the Nevada Department of Environmental Protection and the release in late March, for a 30 day public comment period, of the reclamation plan and other permits. All necessary permits were subsequently received in May 2004 and construction of the leach pads and mine infrastructure commenced. The mine is expected to be built at a cost of approximately $7.5 million with some pre-production in the last quarter 2004. Currently the mine has reserves of 405,000 ounces

The mine, which is 5 miles from Apollo's Florida Canyon Mine, will have its own leach pad but will utilize the Florida Canyon plant and infrastructure/overhead facilities. This combined with its lower stripping ratio should enable the Standard mine to produce gold at total cash costs lower than existing operations therefore reducing the company's average cost of production.

BLACK FOX PROJECT

During 2004 the Company plans to spend approximately $10.4 million in the development of the Black Fox property with, a "bankable feasibility" study to be completed by year end. Approximately US $1.9 million was spent during the first quarter of 2004.

The 2004 surface drilling program commenced in January 2004 and by the end of the first quarter 344 holes had been drilled yielding 101,350 meters of core.

The underground development contract was awarded to JS Redpath in January 2004 and by the end of the first quarter they had completed 442 meters of lateral development and the first of the diamond drill drifts had been completed on the 235 level. The underground diamond drill contract was awarded to Garant in March and drilling commenced on March 29, 2004.

HUIZOPA PROJECT - MEXICO

The first steps at the Huizopa Project will be to complete the aerial and surface mapping. This will enhance the effort to locate the first drilling targets. Geophysics and geochemical work will be completed in the next couple of months and drilling will start shortly thereafter depending on the drilling results.


---------------------------------------------------------------------------  5
                 4601 DTC BLVD., SUITE 750   DENVER   CO   80237
                         720.886.9656   FAX 720.482.0957

LIQUIDITY AND FINANCIAL RESOURCES

Apollo ended the 1st quarter with cash, cash equivalents and short term investments of $31.7 million, the same amount as at December 31, 2003.

Capital expenditures, including deferred stripping totaled $6.6 million for the first quarter of 2004. This cash outflow was offset by the receipt of funds from the exercise of warrants which matured on March 21, 2004. A summary of cash flows is shown below:

                                             $millions
                                             ---------
Opening cash and short term investments
at December 31, 2003                          31.7
Cash from
operations before
working capital                                0.6
Movement in working capital                   (1.4)
Property, plant & equipment                   (3.1)
Deferred stripping                            (3.5)
Shares issued                                  8.5
Reduction of debt                             (1.1)

Closing cash and short
term investments at March 31,2004             31.7

The Company also maintains restricted cash accounts for its reclamation obligations at Florida Canyon and Montana Tunnels. At the end of the first quarter 2004, these accounts totaled $6.9 million.

GOLD HEDGE

During 2003, as part of the credit facility with Standard Bank, the Company entered into hedging contracts for gold in the aggregate amount of 100,000 ounces involving the use of puts and calls. During the first quarter of 2004 the hedge position was reduced by 18,682 ounces, leaving a balance outstanding as at March 31, 2004 of 61,200 ounces with a mark to market loss of $5.2 million.

CONTACT INFORMATION:
                               INVESTOR RELATIONS:
                                   Dave Young
                             VP Business Development
                              720-886-9656 ext. 55
                            Toll Free: 1-877-465-3484

E-mail: info@apollogold.com         Web site:   www.apollogold.com
        -------------------                     ------------------


---------------------------------------------------------------------------  6
                 4601 DTC BLVD., SUITE 750   DENVER   CO   80237
                         720.886.9656   FAX 720.482.0957

FORWARD-LOOKING STATEMENTS

ALL STATEMENTS REGARDING EXPLORATION PLANS AND RESULTS; ANTICIPATED CONSTRUCTION, CAPITAL AND DEVELOPMENT COSTS AND SCHEDULES; ANTICIPATED PRODUCTION COMMENCEMENT AND CONSTRUCTION COMPLETION DATES; ANTICIPATED CASH AND PRODUCTION COSTS; ANTICIPATED GOLD PRODUCTION; ANTICIPATED FEASIBILITY STUDY COMPLETION DATES; AND OTHER FUTURE PLANS AND OBJECTIVES OF APOLLO GOLD, ARE FORWARD-LOOKING STATEMENTS THAT INVOLVE VARIOUS RISKS AND UNCERTAINTIES. THERE CAN BE NO ASSURANCE THAT SUCH STATEMENTS WILL PROVE TO BE ACCURATE AND ACTUAL RESULTS AND FUTURE EVENTS COULD DIFFER MATERIALLY FROM THOSE ANTICIPATED IN SUCH STATEMENTS. IMPORTANT FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THESE FORWARD-LOOKING STATEMENTS INCLUDE: THE RESULTS OF INDEPENDENT CANADIAN NI 43-101 REPORTS, THE OUTCOME OF ASSAYS AND ADDITIONAL EXPLORATION SAMPLING AND DRILLING EFFORTS, DELAY IN PERMITS OR APPROVALS, TECHNICAL, PERMITTING, MINING, OR PROCESSING PROBLEMS OR ISSUES, THE AVAILABILITY OF FUNDING ON ACCEPTABLE TERMS FOR THE FUTURE EXPLORATION AND DEVELOPMENT OF APOLLO GOLD MINES AND PROJECTS, AND OTHER FACTORS DISCLOSED UNDER THE HEADING "RISK FACTORS" IN APOLLO GOLD'S 10-K FOR THE YEAR ENDED DECEMBER 31, 2003 AND ELSEWHERE IN APOLLO GOLD DOCUMENTS FILED FROM TIME TO TIME WITH THE TORONTO STOCK EXCHANGE, THE AMERICAN STOCK EXCHANGE, THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION AND OTHER REGULATORY AUTHORITIES.


---------------------------------------------------------------------------  7
                 4601 DTC BLVD., SUITE 750   DENVER   CO   80237
                         720.886.9656   FAX 720.482.0957